
                                                                                                                          Exhibit 11



                                                            Statement Re:
                                              Computation of Per Share Earnings (Loss)


                                                               Three months ended June 30,             Six months ended June 30,
                                                          ---------------------------------        ---------------------------------
                                                             1997                  1996               1997                1996
                                                          ------------         ------------        ------------         ------------
                                                          (Restated)                               (Restated)
Primary                                                     10,284,323            9,923,532          10,252,966            9,915,840
     Average shares outstanding
     Net effect of dilutive stock
       options-based on the
       treasury stock method
       using average market price                                 --                575,498                --                460,056
                                                          ------------         ------------        ------------         ------------

     Total                                                  10,284,323           10,499,030          10,252,966           10,375,896

     Net income (loss)                                    $ (3,937,917)        $     99,603        $ (3,748,234)        $    159,614
                                                          ============         ============        ============         ============

     Per share amount                                     $      (0.38)        $       0.01        $      (0.37)        $       0.02
                                                          ============         ============        ============         ============

Fully Diluted
     Average shares outstanding                             10,284,323            9,923,532          10,252,966            9,915,840
     Net effect of dilutive stock
       options-based on the
       treasury stock method
       using the period-end market
       price if higher than
       average market price                                       --                698,875                --                521,744
                                                          ------------         ------------        ------------         ------------

     Total                                                  10,284,323           10,622,407          10,252,966           10,437,584

     Net income (loss)                                    $ (3,937,917)        $     99,603        $ (3,748,234)        $    159,614
                                                          ============         ============        ============         ============

     Per share amount                                     $      (0.38)        $       0.01        $      (0.37)        $       0.02
                                                          ============         ============        ============         ============